Exhibit 3.10

BYLAWS

OF

PROTEONOMIX, INC.

ARTICLE I

OFFICES

SECTION 1.01. Registered Office.  The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be the Inc. Plan (USA), Inc.

SECTION 1.02. Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Place of Meeting.  All meetings of stockholders for the election of directors shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting.

SECTION 2.02. Annual Meeting.  The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.

SECTION 2.03. Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, or instruct the transfer agent, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.04. Special Meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President of the corporation or by the Board or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purposes of the proposed meeting.  The Chairman of the Board or the President of the corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 2.05. Notice of Meeting.  Written notice of the annual, and each special meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.

SECTION 2.06. Quorum.  The holders of a majority of the shares of the corporation's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of the corporation's capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  If the adjournment is for more than 30 days, or 1 if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.07. Voting.  When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the corporation's capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of, the meeting.  If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

SECTION 2.08. Consent of Stockholders.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of shares of the corporation's capital stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

SECTION 2.09. Voting of Stock of Certain Holders.  Shares of the corporation's capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of such corporation may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.10. Treasury Stock.  The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation's capital stock.

SECTION 2.11. Fixing Record Date.  The Board may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE III

BOARD

SECTION 3.01. Powers.  The business and affairs of the corporation shall be managed by the Board which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02. Number, Election and Term.  The number of directors that shall constitute the whole Board shall be not less than one. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors.  The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

SECTION 3.03. Vacancies, Additional Directors, and Removal From Office.  If any vacancy occurs in the Board caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner displaced.  Any director maybe removed either for or without cause at any special meeting of stockholders duly called and held for such purpose or by the written consent of a majority of stockholders.

SECTION 3.04. Regular Meeting.  A regular meeting of the Board shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board shall be held each year, at such time and place as the Board may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.05. Special Meeting.  A special meeting of the Board may be called by the Chairman of the Board or by the President of the corporation and shall be called by the Secretary on the written re-quest. of any two directors.  The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.06. Notice of Special Meeting.  Written notice of special meetings of the Board shall be given to each director at least 48 hours prior to the time of such meeting.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting-to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

SECTION 3.07. Quorum. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.08. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

SECTION 3.09. Compensation. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board; but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEE OF DIRECTORS

SECTION 4.01. Designation, Powers and Name.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation.  The committee shall have and may exercise such of the powers of the Board in the management of the business and affairs of the corporation as may be provided in such resolution.  The committee may authorize the seal of the corporation to be affixed to all papers that may require it.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board.

SECTION 4.02. Minutes.  Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board when required.

SECTION 4.03. Compensation.  Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

ARTICLE V

NOTICE

SECTION 5.01. Methods of Giving Notice.  Whenever under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice shall be in writing and delivered personally, mailed with a delivery confirmation or sent by recognized overnight delivery service except that in the case of a director or a member of any committee of the board such notice may be given orally or by telephone or email. Notice shall be deemed to be given upon arrival

SECTION 5.02. Written Waiver.  Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

OFFICERS

SECTION 6.01. Officers.  The officers of the corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if such offices are created by the Board), a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer.  The Board may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.  Any two or more offices may be held by the same person.  No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers.  The Chairman and Vice Chairman of the Board shall be elected from among the directors.  With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

SECTION 6.02. Election and Term of Office.  The officers of the corporation shall be elected annually by the Board at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible.  Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Vice Chairman.

SECTION 6.03. Removal and Resignation.  Any officer or agent elected or appointed by the Board may be removed without cause by the affirmative vote of a majority of the Board whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04. Vacancies.  Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board for the unexpired portion of the term.

SECTION 6.05. Salaries.  The salaries of all officers and agents of the corporation shall be fixed by the Board or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.06. Chairman of the Board.  The Chairman of the Board (if such office is created by the Board) shall preside at all meetings of the Board or of the stockholders of the corporation. The Chairman shall formulate and submit to the Board or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board or the Executive Committee.

SECTION 6.07. Vice Chairman of the Board.  The Vice Chairman of the Board (if such office is created by the Board) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.  The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board or the Executive Committee or assigned by the Chairman of the Board.

SECTION 6.08. President.  The President shall be the chief executive officer of the corporation and, subject to the control of the Board, shall in general supervise and control the business and affairs of the corporation.  In tile absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the President shall preside at all meetings of the Board and of the stockholders.  He may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman's absence by the Vice Chairman.  He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board.  The President shall keep the Board and the Executive Committee fully informed and shall consult them concerning the business of the corporation.  He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.  He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, the Board, or the Executive Committee from time to time.

SECTION 6.09.  Vice Presidents.  In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President.  Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation.  The Vice Presidents shall perform such other duties is from time to time may be assigned to them by the President, the Board or the Executive Committee.

SECTION 6.10.  Secretary.  The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board or the Executive Committee.

SECTION 6.11 . Treasurer.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board, at each annual meeting of the stockholders, and at such other times as may be required by the Board, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board or the Executive Committee.

SECTION 6.12 . Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board, or the Executive Committee.  The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all function,; and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office.  The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board.  The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.01 . Contracts.  Subject to the provisions of Section 6.01, the Board may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.02 . Checks.  All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board.

SECTION 7.03.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.01.

Issuance.  Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary.  If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation o-r any employee of the corporation, any other signature on the certificate may be a facsimile.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall. be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a now one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.02.  Lost Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require (1) the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, (2) such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (3) both.

SECTION 8.03.  Transfers.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

SECTION 8.04.

  Registered Stockholders.  The corporation shall be entitled to treat the holder of record of any share or shares of the corporation's capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares' on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX

DIVIDENDS

SECTION 9.01.

Declaration.  Dividends with respect to the shares of the corporation's capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.02.

Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 9.1 The corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

SECTION 9.2 The indemnification and advancement of expenses provided by, or granted herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the corporation that indemnification of, and advancement of expenses to, directors and officers of the corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this article shall be deemed to have been amended for the benefit of directors and officers of the corporation effective immediately upon any modification of the Delaware General Corporation Law (“GCL”) or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the GCL to indemnify, or advance expenses to, directors and officers of corporations.

SECTION 9.3 The corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, suit or proceeding referred to in this Article 9 in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

SECTION 9.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 9.5 The corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these bylaws or otherwise. This authority shall include, without limitation, the authority to: (i) deposit funds in trust or in escrow; (ii) establish any form of self-insurance; (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the corporation; or (iv) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated herein. The provisions of this article shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in section 9.1 of this article but whom the corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the GCL or otherwise. The authority granted by this section 9.5 shall be exercised by the board of the corporation.

SECTION 9.6 The corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the corporation or any subsidiary providing for such indemnification of such person as the Board shall determine up to the fullest extent permitted by law.

SECTION 9.7 As soon as practicable after receipt by any person specified in section 9.1 of this article of notice of the commencement of any action, suit or proceeding specified therein, such person shall, if a claim with respect thereto may be made against the corporation, notify the corporation in writing of the commencement or threat thereof; however, the omission so to notify the corporation shall not relieve the corporation from any liability under Article 9 of these Bylaws unless the corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under article. With respect to any such action as to which such person notifies the corporation of the commencement or threat thereof, the corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the corporation to the reasonable satisfaction of such person. After notice from the corporation to such person of its election to assume the defense thereof, the corporation shall not be liable to such person under Article 9 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless: (i) the employment of counsel by such person shall have been authorized by the corporation; (ii) such person shall have reasonably concluded that there may be a conflict of interest between the corporation and such person in the conduct of the defense of such proceeding; or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action. The corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under this article or advancement of expenses are not paid or made by the corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the corporation, such person may, at any time thereafter, bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the corporation.

SECTION 9.8 The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

SECTION 9.9 Notwithstanding any other provisions of these bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these bylaws which is inconsistent with the purpose or intent of this article , and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Seal.  The corporate seal, if one is authorized by the Board, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.02. Books.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board.

ARTICLE XII

AMENDMENT

These bylaws may be altered, amended, or repealed by a majority of the number of directors then constituting the Board at any regular; meeting of the Board without prior notice, or at any special meeting of the Board if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.